UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2014, GA Asset Advisors Limited (the “Borrower”), the United Kingdom subsidiary of Great American Group, Inc. (the “Company”), entered into a Facility Agreement and various ancillary documents (the “Credit Agreement”), with Burdale Financial Limited (the “Lender”), a subsidiary of the Company’s primary lender, Wells Fargo Bank, National Association (“Wells Fargo”). The Credit Agreement was acknowledged and agreed to by Great American Group, LLC, and Great American Group WF, LLC, both subsidiaries of the Company, and the Company, as guarantors.  The Credit Agreement provides, among other things, for the extension of up to £50,000,000 in available credit to finance engagements by the Borrower in the United Kingdom, provided that the aggregate amount outstanding under the Credit Agreement and the Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”), dated as of July 15, 2013, by and among Wells Fargo, the Company and certain subsidiaries of the Company, may not exceed $100,000,000.

The interest rate for each revolving credit advance under the Credit Agreement, subject to certain terms and conditions, is equal to the LIBOR plus a margin of 2.25% to 3.25% depending on the type of advance and the percentage such advance represents of the related transaction for which such advance is provided. The Credit Agreement provides for success fees payable to Burdale in the amount of 7.5% to 22.5% of the net profits, if any, earned on engagements funded under the Credit Agreement as set forth therein. The Credit Agreement terminates upon the termination of the Restated Credit Agreement on July 15, 2018, or earlier in accordance with its terms.

The foregoing description of the Credit Agreement and Master Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Master Guaranty, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2 respectively and are incorporated into this Current Report by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Facility Agreement, dated as of March 19, 2014, by and between GA Asset Advisors Limited and Burdale Financial Limited
10.2	Master Guaranty, dated as of March 19, 2014, by and among GA Asset Advisors Limited, Great American Group, Inc., Great American Group, LLC, and Great American Group WF, LLC, as guarantors, and Burdale Financial Limited as UK Lender and Wells Fargo Bank, National Association as US Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 25, 2014	GREAT AMERICAN GROUP, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer